UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 25, 2013

Wells Real Estate Fund IX, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-22039	58-2126622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

305 Interlocken Parkway

On September 25, 2013, Fund VIII and Fund IX Associates (“Fund VIII-IX Associates”), a joint venture partnership between Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. (the “Registrant”) entered into an agreement to sell a two-story office building containing approximately 49,000 rentable square feet and located in Broomfield, Colorado (“305 Interlocken Parkway”) to an unaffiliated third party (the "Buyer"), for a gross sales price of $6,100,000, exclusive of closing costs (the “Agreement”). The Agreement is subject to a 60-day due diligence period and a financing contingency which must be satisfied by November 30, 2013. An initial earnest money deposit of $150,000 is due from the Buyer within five business days of date of the Agreement and will become non-refundable upon the expiration of the due diligence period and satisfaction of the aforementioned financing contingency. The Registrant expects the closing of this transaction to occur during the fourth quarter of 2013; however, there are no assurances regarding when or if this sale will be completed. The Registrant holds an equity interest of approximately 45.2% in Fund VIII-IX Associates, which owns 100% of the 305 Interlocken Parkway property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND IX, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: October 1, 2013